                                      EXHIBIT 11




                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Davis High Income fund, Inc. and to the inclusion of our report dated May 2, 1997 to the Shareholders and Board of Directors of Davis High Income Fund, Inc.


                                  /s/ Tait, Weller & Baker
                                  ----------------------------
                                  Tait, Weller & Baker



Philadelphia, Pennsylvania
July 30, 1997